UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CERIDIAN CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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All Hands Employee Meeting 2 PM CT Thursday, May 31, 2007

·	Good afternoon to everyone on the Internet, phone and here at headquarters. I’d like to start out by thanking you all for joining us.

·	I am delighted to talk to you today about the agreement we have entered into to be acquired by Thomas H. Lee Partners and Fidelity
National Financial. By now, you all should have received an email, FAQ and the press release we issued with more details about this exciting event.

·	I know many of you have questions about what our announcement will mean. Before I get to your questions, I’d like to say a few words about the transaction and what it means for you.

·	This transaction represents a successful conclusion to the strategic review process that our Board of Directors and management team began earlier this year to maximize shareholder value and develop an even stronger future for our Company.

·	For those of you who are unfamiliar with the acquiring companies, THL Partners is one of the oldest and most successful private equity firms in the U.S. Fidelity National Financial is one of the nation’s leading providers of title insurance, specialty insurance and claims management services to large corporate and public sector entities. They have strong reputations and proven track records. I’ve spent a lot of time with both companies over the last few months – they are good people and have respect for our company and employees.

·	More importantly, both THL Partners and Fidelity National Financial understand our business and share our confidence in Ceridian’s future. We believe these firms bring complementary skills which will help us build on our leadership position and implement our strategic plan to deliver enhanced value to our customers around the world.

·	We expect this announcement to have minimal impact on our day-to-day operations – it will remain business as usual. All employees should remain focused and continue the work that has been the foundation for our recent strong results.

·	The merger is subject to the approval of Ceridian’s shareholders, antitrust and state regulatory approvals, and the satisfaction of other customary closing conditions. We will continue to operate as a public company until the transaction closes, which we expect to occur in the fourth quarter. Following the close of the transaction, Ceridian will be a privately-owned company and will no longer trade on the New York
Stock Exchange.

·	I will continue to serve as President and Chief Executive Officer, and our headquarters will remain in Minneapolis. Ceridian will remain intact.

·	We are in the early stages of this process, but we can assure you that we will make the best possible effort to keep you informed as we move forward.

·	The last thing I have to say is that we believe this transaction is a winning move for Ceridian.

	o	We are continuing to aggressively move forward to capitalize on our leading positions in the strong markets in which we operate.

	o	We have a clear set of goals and the strategy to achieve them.

·	I appreciate the important contributions that each of you make every day and ask for your continuing commitment to the company’s success.

·	As always, we will rely on you to stay focused on your day-to-day jobs to ensure our customers continue to receive the same great services they have come to expect.

·	Many of you have already been emailing questions and I would like to spend a couple of minutes addressing some of those most frequently asked. For questions on benefits that are not company-wide I can tell you that we will be providing more information
[beginning next week]. With that, let me get on to your questions.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.

All Hands Meeting FAQ:

How will our business change because of this transaction?

This announcement has minimal impact on our day-to-day operations – it will remain business as usual. All employees should remain focused and continue the work that has been the foundation for our recent strong results. We will continue to operate as a public company until the transaction closes which we expect to occur in the fourth quarter.

Going forward after the transaction’s close, employees will benefit from the continuity of a solid business plan and new investments in the future of the business. We believe THL Partners and Fidelity National Financial bring complementary skills which will help us build upon our leadership position and implement our strategic plan to deliver enhanced value to our customers around the world.

What involvement will the new owners have in our business?

While we will change ownership, we expect that management will remain in place. THL Partners and FNF have said they have been extremely impressed with our management team. They fully support our vision and commitment to all of our customers and employees.

How will the deal impact my job and my benefits?

Until the transaction is completed, there will be no impact on your benefits or compensation. After the close of the merger, we will work with THL Partners and Fidelity National Financial to ensure that appropriate compensation packages and incentives are put in place so that we remain competitive and can attract and retain talent.

What are the benefits of being private? Do we lose anything about not being public?

The transaction will bring a change in ownership, not a change in management or the direction of our company. There will be changes but they are changes designed to make Ceridian a stronger company. As we’ve said, we expect this transaction to have minimal impact on our day-to-day operations, and will not have any impact on our relationships with our customers.

What will the impact be to customers?

As we have said, this transaction will not have any impact on the offerings we present to our customers or in any way alter the terms their contracts with Ceridian.

Our chief priority remains to make our products and services even better and deliver repeatable and reliable service at unmatched industry levels. In the end, this transaction is about enabling Ceridian to achieve its full potential so that we can better meet your needs.

Why is this called a merger?

THL Partners and Fidelity National Financial are using a merger structure to effect the acquisition of 100% of the Company’s common stock. They have created a new company that will merge into Ceridian, subject to shareholder approval and satisfaction of the other conditions. The terms of the merger provide that all of the shares of common stock are cashed out at $36 per share. Ceridian will remain intact, but after the merger, it will be privately owned by THL Partners and Fidelity National Financial, and any other investors they may bring in.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with its 2007 Annual Meeting, Ceridian will be filing a proxy statement, White Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact MacKenzie Partners, Inc., Ceridian’s proxy advisor, for the 2007 Annual Meeting, at 800-322-2885 or by email at ceridianproxy@mackenziepartners.com. Investors may also obtain a free copy of the proxy statement and other relevant documents when they become available as well as other materials filed with the SEC concerning Ceridian at the SEC's website at http://www.sec.gov. Free copies of Ceridian's SEC filings are also available on Ceridian's website at http://www.ceridian.com. These materials and other documents may also be obtained for free from: Ceridian Corporation, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Investor Relations.

PARTICIPANTS IN THE SOLICITATION
Ceridian and its officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian's stockholders with respect to the matters to be considered at Ceridian's 2007 Annual Meeting. Information regarding the officers and directors of Ceridian is included in its Annual Report on Form 10-K/A for the year ended December 31, 2006 filed with the SEC on April 30, 2007 and on Ceridian's website at http://www.ceridian.com. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Ceridian's 2007 Annual Meeting.